EXHIBIT 10.16
FIRST AMENDMENT TO
REPRESENTATIONS AND WARRANTY AGREEMENT
     THIS FIRST AMENDMENT TO REPRESENTATIONS AND WARRANTY AGREEMENT (the “Amendment”) is made and entered into as of May 18, 2010, by and among Welsh Property Trust, Inc., a Maryland corporation (the “REIT”), and Welsh Property Trust, L.P., a Delaware limited partnership and subsidiary of the REIT (the “Operating Partnership”, and collectively with the REIT, the “Consolidated Entities”) on the one hand, and Dennis J. Doyle, Scott T. Frederiksen and Jean V. Kane on the other hand (such individuals collectively, the “Principals”).
RECITALS
     A. The Consolidated Entities and the Principals are parties to that certain Representations and Warranty Agreement made and entered into as of March 3, 2010, (the “Original Agreement”) pursuant to which the Principals made certain representations and warranties for the benefit of the Consolidated Entities.
     B. The parties to the Original Agreement desire to amend the Original as hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:
     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement, unless the context shall otherwise require.
     2. Jurisdiction. Section 3.08 of the Original Agreement is hereby amended and restated to read in its entirety as follows:
     "Section 3.08 JURISDICTION. The parties hereto hereby (a) submit to the jurisdiction of any state or federal court sitting in the County of Hennepin (collectively, the “Minnesota Courts”) and to the jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute; (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper; and (c) waive personal service of the summons, complaint and other process issued in any such action and agree that service of such summons, complaint and other process may be made in accordance with Section 3.02 of this Agreement.”
     3. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Original Agreement shall remain in full force and effect.
     4. Governing Law. This Amendment, and any disputes or issues related hereto, shall be governed by the internal laws of the State of Delaware without giving effect to principles of conflict of laws of such State.
     5. Jurisdiction. The parties hereto hereby (a) submit to the jurisdiction of any state or federal court sitting in the County of Hennepin (collectively, the “Minnesota Courts”) and to the jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute; (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper; and (c) waive personal service of the summons, complaint and other process issued in any such action and agree that service of such summons, complaint and other process may be made in accordance with Section 3.02 of the Original Agreement.
     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.
     7. Binding Effect. This Amendment shall be binding upon the parties to the Original Agreement, and their respective successors and permitted assigns.
     8. Third Party Beneficiaries. This Amendment shall not confer any rights or remedies upon any person or entity other than the parties to the Original Agreement, and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

CONSOLIDATED ENTITIES

WELSH PROPERTY TRUST, INC.

By:	/s/ Scott T. Frederiksen

Name:	Scott T. Frederiksen
Title:	Chief Executive Officer

WELSH PROPERTY TRUST, L.P.

	By:	Welsh Property Trust, LLC
	Its	Managing General Partner

	By:	/s/ Scott T. Frederiksen

	Name:	Scott T. Frederiksen
	Title:	Chief Executive Officer

PRINCIPALS
/s/ Scott T. Frederiksen

Scott T. Frederiksen
/s/ Jean Kane

Jean Kane
/s/ Dennis J. Doyle

Dennis J. Doyle

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